UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

EASTERN ENVIRONMENT SOLUTIONS, CORP.
(Exact name of Registrant as specified in charter)

Nevada	000-31193	16-1583162
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

Harbin Dongdazhi Street 165, People’s Republic of China 150001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-86-451 53948666

USIP.COM, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)
☐ Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01. Other Events

On October 20, 2006, the Company filed a Preliminary Information Statement with the SEC advising its shareholders of certain actions taken and approved on October 20, 2006 by Messrs Yun Wang, Shibin Jiang Jianhua Sun as members of the Board of Directors and actions taken and approved on October 20, 2006 by Messrs Yun Wang, Shibin Jiang and Bin Feng, holders of a majority of the Company’s outstanding shares of Common Stock (the “Majority Shareholders”), to (i) change the name of the Company to Eastern Environment Solutions Corp. (the “Name Change”) and (ii) authorize the Board of Directors to effect a one hundred sixty-five and one thousand ninety-nine one-thousandths-for-one (165.1099:1) reverse stock split of the outstanding shares of Common Stock (the “Reverse Split” and, together with the Name Change, the “Corporate Actions”).

The Information Statement stated that the Corporate Actions would not become effective until the filing with the Office of the Secretary of State of Nevada of an Amendment to the Company’s Articles of Incorporation (the “Amendment”) at least twenty (20) days after the date of the mailing of the Information Statement to the Company’s shareholders. The Definitive Information Statement was filed with the SEC on November 15, 2006 and mailed to the shareholders on or about December 8, 2006. The Corporate Actions became effective December 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN ENVIRONMENT SOLUTIONS, CORP.
(Registrant)

Date:February 9, 2007	By:	/s/ Yun Wang
Yun Wang
President and CEO